UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Notes

On August 13, 2012, Continental Resources, Inc. (the “Company”) and Banner Pipeline Company, L.L.C. (the “Initial Guarantor”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $1.2 billion in aggregate principal amount of the Company’s 5.0% senior unsecured notes due 2022, issued under an indenture dated March 8, 2012 (the “Indenture”), among the Company, the Initial Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “New Notes”). The New Notes will have substantially identical terms to the notes issued under the Indenture on March 8, 2012 (the “Existing Notes”), except the New Notes will trade under different CUSIP numbers from the Existing Notes until and unless an exchange offer is completed where holders of the New Notes can exchange such notes for notes that have been registered under the the Securities Act of 1933, as amended. The initial purchase price of the New Notes included an amount equal to the interest that would have accrued on the New Notes had such New Notes been purchased and issued on March 8, 2012. The New Notes, together with the $800 million aggregate principal amount of notes issued pursuant to the Indenture on March 8, 2012 are referred to collectively herein as the “Notes.” The New Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The New Notes will be general unsecured senior obligations of the Company. The New Notes will rank equally in right of payment with the Company’s existing and future senior indebtedness and will be senior in right of payment to any of the Company’s future subordinated indebtedness. The Notes will effectively be junior in right of payment to the Company’s existing and future secured indebtedness and other obligations, including future borrowings outstanding under the Company’s revolving credit facility, to the extent of the value of the assets securing such indebtedness and other obligations. The New Notes will be fully and unconditionally guaranteed on a senior basis by the Initial Guarantor, which is one of the Company’s two subsidiaries and by certain future subsidiaries, if any, of the Company. The Notes will be structurally subordinated to all obligations of each of our existing and future subsidiaries, if any, that do not guarantee the Notes.

Interest and Maturity

The Notes will mature on September 15, 2022, and interest is payable on the Notes on March 15 and September 15 of each year, commencing September 15, 2012.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after March 15, 2017 at the redemption prices specified in the Indenture plus accrued and unpaid interest. The Company may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to March 15, 2017. In addition, the Company may redeem up to 35% of the Notes prior to March 15, 2015 under certain circumstances with the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture plus accrued and unpaid interest. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of its restricted subsidiary and future restricted subsidiaries, if any, to: (i) incur, assume or guarantee additional indebtedness or issue redeemable stock; (ii) pay dividends on stock, repurchase stock or redeem subordinated debt; (iii) make certain investments; (iv) enter into certain transactions with affiliates; (v) create liens on their assets; (vi) sell or otherwise dispose of certain assets, including capital stock of subsidiaries; (vii) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiary and future restricted subsidiaries, if any; (viii) enter into new lines of business; and (ix) consolidate with or merge with or into, or sell all or substantially all of their properties to, another person. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon acceleration or redemption, of the principal on the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company to comply for 60 days after notice with any of the other agreements in the Indenture; (v) there occurs with respect to any indebtedness of the Company or any guarantor of the Notes having an outstanding principal amount of $25.0 million or more (a) an event of default which results in such indebtedness being due and payable prior to its maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which gives the holder of such indebtedness the right to accelerate such indebtedness; (vi) failure by the Company, any guarantor of the Notes or other significant subsidiary to pay final judgments aggregating in excess of $25.0 million, if such judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s significant subsidiaries; and (viii) any Note guaranty ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guaranty. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

The forms of the global notes for the New Notes are attached as annexes to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture and the related Notes in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the New Notes, the Company and the Initial Guarantor entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the Initial Purchasers, dated August 16, 2012. Pursuant to the Registration Rights Agreement, the Company and the Initial Guarantor have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the New Notes can exchange the New Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the New Notes. In addition, the Company and the Initial Guarantor have agreed to exchange the guarantee related to the New Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Initial Guarantor will use commercially reasonable efforts to cause the exchange to be completed within 400 days after the issuance of the New Notes. The Company and the Initial Guarantor are required to pay additional interest if they fail to comply with their obligations to register the New Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

Certain of the Initial Purchasers and certain of their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to the Company and the Initial Guarantor, for which services they have received and may in the future receive customary fees. Affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. The Company intends to use the net proceeds from the offering of the New Notes to repay amounts outstanding under its revolving credit facility and for general corporate purposes and therefor affiliates of certain of the Initial Purchasers will be repaid with a portion of the net proceeds of the offering.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of March 8, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 8, 2012).

4.2	Registration Rights Agreement dated as of August 16, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Date: August 16, 2012	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of March 8, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust, National Association, as trustee (incorporated by reference to the Company’s Form 8-K filed on March 8, 2012).

4.2	Registration Rights Agreement dated as of August 16, 2012 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers.